As filed with the Securities and Exchange Commission on November 9, 2023

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

IRONWOOD PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

04-3404176

(I.R.S. Employer Identification Number)

100 Summer Street, Suite 2300

Boston, MA 02110

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2019 Equity Incentive Plan

(Full Title of the Plan)

John Minardo
Senior Vice President, Chief Legal Officer and Secretary
Ironwood Pharmaceuticals, Inc.

100 Summer Street, Suite 2300

Boston, MA 02110

(Name and Address of Agent for Service)

(617) 621-7722

(Telephone Number, Including Area Code, of Agent for Service)

Please send copies of all communications to:

Paul M. Kinsella

William J. Michener

Ropes & Gray LLP

Prudential Tower

800 Boylston Street
Boston, Massachusetts 02199-3600
(617) 951-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The Registrant increased the number of shares of its Class A Common Stock, par value $0.001 per share, available for issuance under its Amended and Restated 2019 Equity Incentive Plan by 6,000,000 shares. Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference, except to the extent supplemented, amended or superseded by the information set forth herein, into this Registration Statement the entire contents of its Registration Statement on Form S-8 (File No. 333-231887) filed with the Securities and Exchange Commission (the “SEC”) on May 31, 2019.

Item 8. Exhibits.

Exhibit	Description

4.1	Eleventh Amended and Restated Certificate of Incorporation. Filed as Exhibit 3.1 to the Annual Report on Form 10-K filed with the SEC on March 30, 2010.

4.2	Certificate of Retirement. Filed as Exhibit 3.2 to Amendment No. 1 to the Registration Statement on Form 8-A filed with the SEC on January 3, 2019.

4.3	Certificate of Amendment of Eleventh Amended and Restated Certificate of Incorporation. Filed as Exhibit 3.1 to the Current Report on Form 8-K filed with the SEC on May 31, 2019.

4.4	Fifth Amended and Restated Bylaws. Filed as Exhibit 3.2 to the Annual Report on Form 10-K filed with the SEC on March 30, 2010.

4.5	Amended and Restated 2019 Equity Incentive Plan. Filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on June 22, 2023.

4.6	Specimen Class A Common Stock certificate. Filed as Exhibit 4.1 to the Registration Statement on Form S-1 filed with the SEC on January 20, 2010.

5.1	Opinion of Ropes & Gray LLP. Filed herewith.

23.1	Consent of Ropes & Gray LLP (included in Opinion filed as Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm. Filed herewith.

23.3	Consent of Ernst & Young AG, Independent Registered Public Accounting Firm. Filed herewith.

24.1	Power of Attorney (included on the signature page of this Registration Statement). Filed herewith.

107	Filing fee table. Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on November 9, 2023.

IRONWOOD PHARMACEUTICALS, INC.

By:	/s/ Thomas McCourt
Thomas McCourt
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Thomas McCourt, Sravan K. Emany, John Minardo and Ronald Silver, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 of Ironwood Pharmaceuticals, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form S-8 has been signed by the following persons in the capacities identified and on November 9, 2023:

Signature	Title

/s/ Thomas McCourt	Chief Executive Officer and Director
Thomas McCourt	(Principal Executive Officer)

/s/ Sravan Emany	Senior Vice President, Chief Financial Officer
Sravan Emany	(Principal Financial Officer)

/s/ Ronald Silver	Vice President, Corporate Controller
Ronald Silver	(Principal Accounting Officer)

/s/ Julie McHugh	Chair of the Board
Julie McHugh

/s/ Mark Currie	Director
Mark Currie

/s/ Alexander Denner	Director
Alexander Denner

/s/ Andrew Dreyfus	Director
Andrew Dreyfus

/s/ Jon Duane	Director
Jon Duane

/s/ Marla Kessler	Director
Marla Kessler

/s/ Catherine Moukheibir	Director
Catherine Moukheibir

/s/ Jay Shephard	Director
Jay Shephard